UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2005
JAFRA WORLDWIDE HOLDINGS
(LUX) S.àR.L
(Exact Name of Registrant as Specified in its Charter)

Luxembourg (State or Other Jurisdiction of Incorporation)	333-106666 (Commission File Number)	98-0399297 (I.R.S. Employer Identification No.)
382-386 Route de Longwy
L-1940 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)
(352) 226027
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On December 16, 2005, Jafra Cosmetics International, Inc. (the “Company”, a wholly owned subsidiary of Jafra Worldwide Holdings (Lux) S.áR.L. (the “Registrant”)) and Gary Eshleman , the Company’s Chief Financial Officer, reached a verbal agreement pursuant to which Mr. Eshleman will, effective January 1, 2006, fill a newly-created position as the Company’s Vice President and Treasurer. In this capacity, Mr. Eshleman will be responsible for all treasury and tax responsibilities at the Company and will also be a member of the Financial Investment Committee for the corporate group of Vorwerk & Co. eins GmbH (“Vorwerk”) (Vorwerk owns substantially all of the Registrant’s issued and outstanding capital stock). In connection with Mr. Eshleman’s acceptance of this new position, he will resign his position as the Company’s Chief Financial Officer effective at the end of December 31, 2005.

Item 5.02.	Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers.
     In connection with Mr. Eshleman’s acceptance of a newly-created position as the Company’s Vice President and Treasurer, he will resign his position as the Company’s Chief Financial Officer effective at the end of December 31, 2005. The Company intends to appoint a new Chief Financial Officer effective January 1, 2006.
     The Company has confirmed that no disclosures are required by Item 404(a) of regulation S-K in connection with the election of Markus von Blomberg as a director of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 20, 2005

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ GARY ESHLEMAN
Gary Eshleman
Chief Financial Officer